UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report – February 24, 2016
(Date of earliest event reported)
QUESTAR CORPORATION
(Exact name of registrant as specified in its charter)

Utah	001-08796	87-0407509
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 South State Street, P.O. Box 45433, Salt Lake City, Utah 84145-0433
(Address of principal executive offices)
Registrant's telephone number, including area code (801) 324-5900
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 24, 2016, Questar Corporation (the “Company”), as borrower, JPMorgan Chase Bank, N. A. acting as Administrative Agent, and the lenders party thereto (the “Lenders”) entered into a floating-rate one-year $250 million Term Loan Agreement (the "Agreement"). Upon closing of the Agreement on February 24, 2016, the Company borrowed the full $250 million pursuant to the terms of the Agreement. These borrowings were used to repay outstanding commercial paper that was issued to repay the Company’s 2.75% senior notes, which matured on February 1, 2016.

Interest on borrowings under the Agreement accrues at a LIBOR rate or a base rate, as selected by the Company, plus an applicable margin. The applicable margin is based on the Company’s issuer rating as determined by rating agencies.

In addition to the initial borrowings of $250 million, the Company may request incremental loans up to an additional $250 million pursuant to the Agreement. Any incremental loans are subject to each Lender’s sole and absolute discretion.

All borrowings under the Agreement will be due and payable on February 24, 2017. However, if the previously announced combination transaction between the Company and Dominion Resources, Inc. is completed prior to the maturity date, it is expected that Dominion will repay the term loan within 30 days after completion of the combination transaction.

The Agreement contains customary representations, warranties, covenants and events of default, including a covenant limiting the amount of aggregate funded debt based on a ratio of total consolidated funded debt to book capitalization. During the continuance of an event of default, the Lenders may accelerate all outstanding debt and terminate all lending and letter of credit commitments.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this report and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation

The description of the Agreement in Item 1.01 above is incorporated herein by reference, which description is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 to this report and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
10.1	$250 Million Term Loan Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUESTAR CORPORATION (Registrant)

February 26, 2016	/s/ Kevin W. Hadlock
Kevin W. Hadlock Executive Vice President and Chief Financial Officer

List of Exhibits:

Exhibit No.	Exhibit
10.1	$250 Million Term Loan Agreement

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